Exhibit 10.18
MEMBERSHIP INTEREST SALE AGREEMENT

THIS MEMBERSHIP INTEREST SALE AGREEMENT (the "Agreement") is entered into this 23 day of December, 2010, by and between China America Holdings, Inc., a Florida corporation ("CAAH") and Shanghai AoHong Chemical Co., Ltd., a Chinese limited liability company ("AoHong"), Glodenstone Development Limited, a British Virgin Islands company ("Glodenstone"), Aihua Hu ("Hu") and Ying Ye (“Ye”).

RECITALS

WHEREAS, pursuant to the terms of the Membership Interest Purchase Agreement dated June 27, 2007 (the “Purchase Agreement”) entered into among CAAH, AoHong, Hu and Ye, as amended on August 3, 2007, CAAH acquired a 56.08% membership interest in AoHong (the “CAAH Membership Interest”).

 WHEREAS, Glodenstone has lent CAAH $1,780,000 under the terms of the Secured Promissory Note (the “Glodenstone Note”), a copy of which is attached hereto as Exhibit A and incorporated herein by such reference, the proceeds of which have been used to pay CAAH’s obligation to contribute $1,780,000 to AoHong’s registered capital required under the Purchase Agreement and as required by Chinese regulatory authorities (the “Remaining Contribution”).

WHEREAS, CAAH has been unable to raise the additional capital necessary to fund the Remaining Contribution or locate a buyer for the CAAH Membership Interest and the parties hereto have agreed that it is in the best interests of CAAH to sell the CAAH Membership Interest to Glodenstone upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, the parties hereto agree as follows:

1.           Recitals. The above recitals are true, correct and are herein incorporated by reference.

2.           Sale of CAAH Membership Interest.  At the Closing (as hereinafter defined) CAAH agrees to transfer to Glodenstone the CAAH Membership Interest in exchange for total consideration of U.S. three million five hundred and eight thousand three hundred and forth dollars ($3,508,340) (the “Purchase Price”) payable as follows:

(a)           the forgiveness of the Glodenstone Note in the principal amount of $1,780,000; and

(b)           the delivery of a Secured Promissory Note in the principal amount of $1,728,340 and a Share Pledge Agreement , (the “Purchase Note and Security Agreement”) a copy of the form of which is attached hereto as Exhibit B and incorporated herein by such reference.

3.           Closing Date.  The closing ("Closing") shall be held on the date and time as may be agreed upon by the parties ("Closing Date") following the satisfaction of all conditions to Closing as hereinafter set forth.

4.           Actions of the Parties Prior to the Closing Date.

(a)           Obligations of CAAH.  As soon as practicable following the filing with the United States Securities and Exchange Commission (the “SEC”) of its Annual Report on Form 10-K for the year ended September 30, 2010 (the “2010 10-K”), CAAH will cause a preliminary information statement on Schedule 14C (the “Preliminary Information Statement”) to be filed with the SEC describing the sale of the CAAH Membership Interest.  The officers and Board of Directors of CAAH will use their best efforts to promptly respond to any comments from the SEC on the Preliminary Information Statement and at such time as the SEC advises it has no further comments to timely prepare and file a definitive Information Statement on Schedule 14C (the “Definitive Information Statement”) which reflects the consent of a majority of CAAH’s shareholders to the sale of the CAAH Membership Interests.

(b)           Obligations of Hu and Ye.  Hu will use their best efforts to facilitate the prompt filing of the Preliminary Information Statement, the response to any comments from the SEC and the prompt filing of the Definitive Information Statement.  Hu and Ye shall both execute such consents or take such other actions as are necessary to approve the sale of the CAAH Membership Interests to Glodenstone.

(c)           Obligations of AoHong.  AoHong shall continue to conduct its operations as they are presently conducted and shall provide CAAH with all such information and data as are deemed necessary to enable CAAH to file the 2010 10-K, the Preliminary Information Statement, the Definitive Information Statement, such other Reports as CAAH may be required to file with the SEC and to take such additional actions as are necessary to consummate the sale of the CAAH Membership Interest to Glodenstone.

(d)           Extension of Obligations Under Purchase Agreement.  The Parties hereby acknowledge that the payment of the Remaining Contribution by CAAH is intended to fulfill CAAH’s obligation to contribute capital to Aohong.

4.           Representations and Warranties.

(a)           CAAH hereby makes the following representations and warranties to Glodenstone, each of which is true as of the date hereof and will be true as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date:

(i)           CAAH is validly organized, existing and in good standing under the laws of the State of Florida; that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that CAAH has the full right, power and capacity to execute and deliver this Agreement and perform its obligations hereunder; that the execution and delivery of this Agreement and the performance by CAAH of its obligations pursuant to this Agreement do not constitute a breach of or a default under any agreement or instrument to which CAAH is a party or by which it or any of its assets are bound; and that this Agreement, upon execution and delivery of the same by CAAH, will represent the valid and binding obligation of CAAH in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii)           Except for the consent of CAAH’s shareholders and its Board of Directors, the sale of the CAAH Membership Interest does not require any third party consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation.

(iii)           CAAH is the owner of record of the CAAH Membership Interest, which ownership interest is free and clear of all rights, claims, liens and encumbrances except as set forth in the Purchase Agreement, and has not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

(b)           AoHong hereby makes the following representations and warranties to each of CAAH and Glodenstone, each of which is true as of the date hereof and will be true as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date:

(i)           AoHong is validly organized, existing and in good standing under the laws of the People’s Republic of China; that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that AoHong has the full right, power and capacity to execute and deliver this Agreement and perform its obligations hereunder; that the execution and delivery of this Agreement and the performance by AoHong of its obligations pursuant to this Agreement do not constitute a breach of or a default under any agreement or instrument to which AoHong is a party or by which it or any of its assets are bound; and that this Agreement, upon execution and delivery of the same by AoHong, will represent the valid and binding obligation of AoHong in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii)           The sale of the CAAH Membership Interest does not require any third party consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation.

(c)           Hu and Ye jointly and severally hereby make the following representations and warranties to each of CAAH and AoHong, each of which is true as of the date hereof and will be true as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date:

(i)           Such individual has the full right, power and capacity to execute and deliver this Agreement and perform his or her obligations hereunder; that the execution and delivery of this Agreement and the performance by such individual of his or her obligations pursuant to this Agreement does not constitute a breach of or a default under any agreement or instrument to which such individual is a party or by which he or she or any of his or her assets are bound; and that this Agreement, upon execution and delivery of the same by the individual, will represent the valid and binding obligation of such individual in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii)           Except for the consent of the CAAH shareholders and Board of Directors, the sale of the CAAH Membership Interest does not require any third party consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation.

(d)           Glodenstone hereby makes the following representations and warranties to CAAH, each of which is true as of the date hereof and will be true as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date:

(i)           Glodenstone is validly organized, existing and in good standing under the laws of the British Virgin Islands; that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that Glodenstone has the full right, power and capacity to execute and deliver this Agreement and perform its obligations hereunder; that the execution and delivery of this Agreement and the performance by Glodenstone of its obligations pursuant to this Agreement do not constitute a breach of or a default under any agreement or instrument to which Glodenstone is a party or by which it or any of its assets are bound; and that this Agreement, upon execution and delivery of the same by Glodenstone, will represent the valid and binding obligation of Glodenstone in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii)           The purchase by it of the CAAH Membership Interest does not require any third party consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation.

5.           Conditions of Closing. All of the obligations of the parties hereto under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions:

(a)           CAAH shall have received the consent of a majority of its Board of Directors, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the “Company Board Approval”) has duly (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of CAAH and its stockholders and declared this Agreement advisable, (ii) approved this Agreement and the Loan Documents and (iii) recommended that CAAH’s stockholders adopt this Agreement and directed that such matter be submitted for consideration of CAAH’s stockholders.

(b)           CAAH shall have received the consent of a majority of its shareholders to the sale of the CAAH Membership Interest and shall have filed with the SEC a Definitive Information Statement which reflects such consent of a majority of its shareholders to the sale of the CAAH Membership Interest.  In the event the SEC should determine that CAAH is not eligible to use an information statement and requires CAAH to hold a special meeting of its shareholders, CAAH shall have filed all definitive proxy statements and other information as are necessary with the SEC, shall have held such special meeting and shall have obtained the consent of a majority its shareholders entitled to vote at the special meeting as required by Florida law.

6.           Closing.  At Closing:

(a)           Glodenstone shall forgive the Glodenstone Note.

(b)           Glodenstone shall deliver to CAAH the Purchase Note and Security Agreement.

(c)           CAAH shall execute such documents as are deemed reasonably necessary to transfer the CAAH Membership Interest to Glodenstone.

(d)           Hu shall resign from all positions with CAAH.

7.           Post-Closing Access.  Following the Closing, Hu and AoHong shall immediately provide such access to its books and records, including such information as may be necessary for the preparation of financial statements, as CAAH shall request, and it shall further take such acts or actions as reasonably required by CAAH to facilitate all post-Closing reporting requirements of CAAH under United States federal securities laws.

8.           Termination of the Agreement.  In the event CAAH does not receive the consent of its shareholders to the sale of the CAAH Membership Interest no later than May 31, 2011, this Agreement will terminate.  The Parties acknowledge that in the event of termination of this Agreement, the amounts due under the Glodenstone Note will remain due and payable in accordance with its terms, and CAAH shall transfer its 56.08% equity of AoHong to Glodenstone in accordance with the Share Pledge Agreement for Glodenstone Note.
.

9.           Representations to Survive Closing. All the terms, conditions, warranties, representations and guarantees contained in this Agreement shall survive delivery of the Closing and any investigations made by or on behalf of any party at any time.

10.           Notices.                      All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth below or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

If to CAAH                                333 E. Huhua Road
Huating Economic & Development Area
Jiading District, Shanghai, China 201811
Attention:  Mr. Shaoyin Wang, President
facsimile: __________________________

with a copy to:                                           James M. Schneider, Esq.
Schneider Weinberger & Beilly LLP
2200 Corporate Boulevard, N.W., Suite 210
Boca Raton, Florida  33431
facsimile: (561) 362-9612

If to AoHong,
Hu, Ye and
Glodenstone:                                333 E. Huhua Road
Huating Economic & Development Area
Jiading District, Shanghai, China 201811
facsimile: __________________________

11.           Amendment or Assignment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

12.   Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

13.           Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

14.           Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

15.           Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of Florida, without and application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such  party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct expenses incurred, including, but not limited to, all attorney's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Broward County in the State of Florida.  The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Broward County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Broward County, Florida, has been brought in an inconvenient forum.

16.           Binding Nature, No Third Party Beneficiary. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit.  No other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

17.           Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

18.           Language. This Agreement shall be in the Chinese and English languages. Both versions shall have the same legal effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

China America Holdings, Inc.

By:  /s/ Shaoyin Wang
Shaoyin Wang, President

Shanghai AoHong Chemical Co., Ltd.

By: /s/ Aihua Hu
Aihua Hu, Chief Executive Officer

Glodenstone Development Limited

By: /s/ Renqi Song
       Renqi Song, President

/s/ Aihua Hu
Aihua Hu, shareholder

/s/ Ying Ye
Ying Ye, shareholder

Exhibits to the Agreement

Exhibit A:                                Executed Glodenstone Note
Exhibit B:                                Form of Purchase Note and Security Agreement

Exhibit A:
SECURED PROMISSORY NOTE

$1,728,340.00                                                                                                           Dated: _______

FOR VALUE RECEIVED, Glodenstone Development Limited, a British Virgin Island company (the “Glodenstone”), hereby unconditionally promises to pay to the order of CHINA AMERICA HOLDINGS, INC., a Florida corporation (the “CAAH”) at the location designated by CAAH, in lawful money of the United States of America the principal sum of $1,728,340.00, together with interest on the unpaid principal amount outstanding at a rate of 5% per annum.  All outstanding principal and interest accrued and unpaid on this Secured Promissory Note shall be payable in full no later than December 31, 2011 (the “Maturity Date”).

Section 1: Interest. Simple interest shall accrue during the term of this loan and shall be payable in full on the Maturity Date.

Section 2: Principal. The $1,728,340.00 principal amount of this Secured Promissory Note is due on the Maturity Date.

Section 3: Maturity.  Subject to the terms and conditions hereof, the principal amount of this Secured Promissory Note plus the accrued interest shall be due and payable as stipulated in Sections 1 and 2 of this Secured Promissory Note on the Maturity Date, and shall be paid by the Glodenstone in cash, check, money order or by wire transfer.

Section 4: Security.  As collateral security for the payment of this Secured Promissory Note, Glodenstone hereby collaterally assigns to CAAH the 56.08% ownership interest in Shanghai Aohong Chemical Co., Ltd. (the ?癈ollateral”).  Glodenstone shall deliver to CAAH a share Pledge Agreement for the Collateral signed by an authorized officer of Glodenstone and such other documentation as may be reasonably requested by CAAH in order to secure its interest in the Collateral.

Section 5: Default.  In the event Glodenstone does not satisfy payment due as stipulated in Sections 1 and 2 and fully, faithfully, and punctually perform all of its obligations hereunder, Glodenstone will be in default of this Secured Promissory Note.  In the event of default by the Glodenstone, CAAH may, at its option, (i) declare the entire unpaid principal balance of this Secured Promissory Note together with accrued and unpaid interest immediately due and payable; (ii) sell the Collateral in a private or public sale with written notice to Glodenstone and apply the proceeds of the sale of the Collateral towards repayment of the Glodenstone’ obligations under this Secured Promissory Note; and (iii) pursue any other remedy available to CAAH at law or in equity.

The Glodenstone and all endorsers, sureties and guarantors now or hereafter becoming parties hereto or obligated in any manner for the debt represented hereby, jointly and severally waive demand, notice of non-payment and protest and agree that if this Secured Promissory Note goes into default and is placed in the hands of an attorney for collection or enforcement of the undersigned's obligations hereunder, to pay attorney's fees and all other costs and expenses incurred in making such collection, including but not limited to attorney's fees and costs on appeal of any judgment or order.

This Secured Promissory Note shall be governed by and construed in accordance with the laws of the State of Florida and shall be binding upon the successors, assigns, heirs, administrators and executors of the Glodenstone and inure to the benefit of CAAH, its successors, endorsees, assigns, heirs, administrators and executors.

Glodenstone Development Limited By: ______________ Name: Renqi Song Title: President

Exhibit B:

Share Pledge Agreement

This Share Pledge Agreement (this “Agreement”) is entered into by and between the following parties on _____________, 2010:

Party A: China America Holdings, Inc., a Florida corporation (“Party A”)
Legal Representative: Shaoyin Wang, Chief Executive Officer
Principal Office: 333 E. Huhua Road, Huating Economic & Development Area, Jiading District, Shanghai, People’s Republic of China 201811

Party B: Glodenstone Development Limited, a British Virgin Island company (“Party B”)

WHEREAS:

(1)
Party A and Party B entered into a Membership Interest Sale Agreement (the “Membership Interest Sale Agreement”) for the sale of Party A’s 56.08% ownership interest in Shanghai Aohong Chemical Co., Ltd., a Chinese company (the “CAAH Membership Interest”) to Party B;

(2)	Party B agreed to pay Party A $1,728,340 of the purchase price for the CAAH Membership Interest by way of a Secured Promissory Note dated as of the date of this Agreement (“ Secured Promissory Note”);
(3)	Party B agreed to pledge its CAAH Membership Interest to Party A as a security for the Secured Promissory Note.

To ensure the execution of the Membership Interest Sale Agreement entered by Party A and Party B, Party B hereby pledges the invested 56.08% equity of Shanghai Aohong Chemical Co., Ltd. as the security. The Parties agree as follows after friendly consultations:

1.	Debt secured by this Agreement: The payment obligation of Party B to Party A in the amount of $1,728,340 under the terms of Membership Interest Sale Agreement.

2.	Pledged Equity

(1) “Pledged Equity” means the equity of Shanghai Aohong Chemical Co., Ltd. invested by Party B and all rights relating to such equity.

(2) The value of the Pledged Equity is $1,728,340.

(3) The derived interests of the Pledged Equity means the eligible dividends and other interests relating to the Pledged Equity that shall be included into the escrow account as the security for the debt payment under this Pledge.

3.	After the parties have entered into this agreement, Party B shall obtain the approval of the Board of the Company on the Pledge.

4.
When the Membership Interest Sale Agreement under this Pledge is amended and/or supplemented and the changes have impacted this Agreement, the parties agree to negotiate to amend and/or supplement this Agreement to be consistent with the amendments of the Membership Interest Sale Agreement.

5.
When this Agreement is subject to delete, amend, and supplement certain clauses due to force majeure, the obligations of Party B in this Agreement shall not exempt or lessen and the interests of Party A under this Agreement shall not be impacted or impaired.

6.
Upon the occurrence of one of the following circumstances, Party A shall have the right to exercise the Pledge and all rights relating to such equity. The proceeds and interests generated from the exercise shall be used to pay the purchase price and related interests for the membership interest sale prior to other obligations:

(1)	Party B has not paid the purchase price, interests, and related expenses on time in accordance with this Agreement.

(2)	Party B is announced to dissolve or go bankrupt.

7.
During the term of this Agreement, if Party B elects to transfer the Pledged Equity, it shall obtain the written consent from Party A and pay the full amount of the purchase price with interests prior to the maturity date.

8.
After this agreement takes effect, either Party A or Party B shall not unilaterally amend or terminate the Agreement unless both parties have agreed to make changes and entered into written amendments.

9.
If Party B fails to obtain the approval from the Board of the Company on the Equity Pledge during the term or Party B has pledged the equity to any other third party before this Agreement is entered, Party A shall have the right to request the payment of the purchase price with interest before the maturity date and request Party B to pay for the loss.

10.	This Agreement is a component of the secured Membership Interest Sale Agreement. The Agreement shall be signed off by both parties and take effect on the date when the equity pledge is registered.

11.	Dispute Resolution

(1)
If any dispute arises between the Parties in connection with the interpretation and performance of the provisions hereunder, the Parties shall resolve such dispute in good faith through discussions. If no agreement can be reached within sixty (60) days after one Party receives the notice of the other Party requesting the beginning of discussions or as otherwise agreed, either Party shall have the right to submit such dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall be held in Beijing. The award of the arbitration shall be final and binding upon the Parties.

(2)
If any dispute arises in connection with the interpretation and performance of this Agreement, or such dispute is under arbitration, either Party shall continue to have the rights hereunder other than those in dispute and perform the obligations hereunder other than those in dispute.

(3)	The conclusion, effectiveness, enforcement and interpretation of this Agreement shall be governed by the Chinese laws.

Party A: China America Holdings, Inc. (Seal)

Signature:
Date:

Party B: Glodenstone Development Limited (Seal)

Signature:
Date:

Place: ____________________